UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): December 30, 2010 (November 12, 2010)

Lightstone Value Plus Real Estate Investment Trust II, Inc.
(Exact Name of Registrant as Specified in Charter)

Maryland	333-151532	83-0511223
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1985 Cedar Bridge Avenue, Suite 1
Lakewood, New Jersey 08701

(Address, including zip code, of Principal Executive Offices)
Registrant’s telephone number, including area code: (732) 367-0129

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01       Other Events.

Distribution Declaration

On November 12, 2010, the Board of Directors of Lightstone Value Plus Real Estate Investment Trust II, Inc. (the “Company”) declared a distribution for the three-month period ending December 31, 2010. The distribution will be calculated based on shareholders of record each day during this three-month period at a rate of $0.00178082191 per day, and will equal a daily amount that, if paid each day for a 365-day period, would equal a 6.5% annualized rate based on a share price of $10.00. The distribution will be paid in cash in January 2011 to shareholders of record during the three-month period ended December 31, 2010.  The shareholders have an option to elect the receipt of shares under our Distributions Reinvestment Program.

The amount of distributions to be distributed to our stockholders in the future will be determined by our Board of Directors and is dependent on a number of factors, including funds available for payment of dividends, our financial condition, capital expenditure requirements and annual distribution requirements needed to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code.

Sponsor’s Contribution of Additional Brownmill Interest

As previously reported on the Company’s Current Report on Form 8-K filed on July 2, 2010 (the “July 2010 Form 8-K”), Lightstone SLP II LLC, a wholly-owned subsidiary of The Lightstone Group, LLC (our “Sponsor”), through an agreement with the Company and Lightstone Value Plus REIT LP, the Company’s operating partnership (the “Operating Partnership”), committed to purchase subordinated profits interests of the Operating Partnership on a semiannual basis, beginning with the quarter ended June 30, 2010, at a price of $100,000 for each $1,000,000 in subscriptions that the Company accepted as part of its stock offering until the Company achieves the maximum offering. Our Sponsor may elect to purchase subordinated profits interests with cash or may contribute interests in real property of equivalent value.

The July 2010 Form 8-K included disclosures related to the Company’s exchange of certain subordinated profit interest units for an equity interest (the “Brownmill Interest”) in Brownmill LLC of 26.25% on June 30, 2010 which fulfilled the Sponsor’s commitment for the quarter ended June 30, 2010.  Because the July 2010 Form 8-K was filed without the requisite financial information regarding Brownmill LLC, the Company subsequently filed on September 13, 2010  an Amendment to the Current Report on Form 8-K (the “September 2010 Amended Form 8-K”) to include such information.

On December 29, 2010, the Company, through its Operating Partnership entered into another contribution agreement between its Operating Partnership and Lightstone Holdings LLC (“LGH”), a wholly-owned subsidiary of our Sponsor, pursuant to which LGH contributed to our Operating Partnership an additional Brownmill Interest of 8.163% in order to fulfill our Sponsor’s commitment for the quarter ended December 31, 2010. In exchange, the Operating Partnership issued 8 units of subordinated profits interests, at $100,000 per unit (at total value of approximately $0.8 million), to Lightstone SLP II LLC.   As a result, the Company now has an aggregate 34.413% Brownmill Interest.

Item 9.01        Financial Statements and Exhibits

(a)	Financial Statements.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Shell Company.

Not applicable.

(d)	Exhibits.

Not applicable.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIGHTSTONE VALUE PLUS REAL ESTATE INVESTMENT TRUST II, INC.

Date: December 30, 2010	By:	/s/ Donna Brandin
Donna Brandin
Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)